Hortitech, Inc.

                          2000 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of this 2000 Stock Incentive Plan (the "Plan") is to enable Hortitech, Inc., a Utah corporation (the "Company"), to attract and retain the services of (a) selected employees, officers and directors of the Company or of any parent or subsidiary corporation of the Company, and (b) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 8, up to 950,000 (nine-hundred-fifty-thousand) shares of common stock of the Company (the "Shares") shall be offered and issued under the Plan. If an option granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such option shall again be available under the Plan. If Shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.

     3.   Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors of the Company (the "Board"), unless a later date is specified by the Board. However, no option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the outstanding voting capital shares of the Company represented at a shareholder meeting at which a quorum is present, and any such grants of options under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options to purchase Shares may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b) Duration. No options may be granted pursuant to paragraph 6 of the Plan on or after January 15, 2010. However, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board may suspend or terminate the Plan at any time, except with respect to options and Shares subject to restrictions then outstanding under the Plan. The Administrator may amend or terminate this Plan or modify or amend options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations. Termination of the Plan shall not affect any outstanding options, any right of the Company or its shareholders to repurchase Shares or the forfeitability of options granted or Shares issued under the Plan.

     4.   Administration.

          (a) The Plan shall be administered by a plan administrator (the "Administrator") that shall be the Board or a committee appointed by the Board (the "Committee"). The Administrator shall determine and designate from time to time the individuals to whom grants of options shall be made, the amount of the grants, and the other terms and conditions of the grants; and may amend or terminate this Plan or modify or amend options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations as provided in paragraphs 3 and 11, subject to regulatory approval, if required. At any time when the officers and directors of the Company are subject to Section 16(b) of the United States Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall consist solely of "Non-employee" directors as such term is defined from time to time in Rule 16b-3 under the Exchange Act. In addition, at any time when the officers and directors of the Company are subject to Section 16(b) of the Exchange Act, no member of the Committee shall be eligible to receive any grant under the Plan while such person serves as a Committee member.

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          (b)  Subject to the provisions of the Plan, and to regulatory approval, if required, the Administrator may from time to time adopt and amend rules and regulations relating to administration of the Plan, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Administrator necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Administrator shall be final and conclusive.
The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

     5. Types of Grants - Eligibility. The Administrator may, from time to time, take the following actions under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraph 6 (b); and, (ii) grant options other than Incentive Stock Options ("Nonqualified Stock Options") as provided in paragraph 6(c). Any such grants may be made to directors or employees (including employees who are officers or directors) of the Company or of any parent or subsidiary corporation of the Company, and to other individuals described in paragraph 1 who the Administrator, in its sole discretion, believes have made or will make an important contribution to the Company or its parent or subsidiaries; provided, however, that only employees of the Company or a parent or subsidiary shall be eligible to receive Incentive Stock Options under the Plan. The Administrator shall select the individuals to whom grants shall be made and shall specify the action taken with respect to each individual to whom a grant is made under the Plan. At the discretion of the Administrator, an individual may be given an election to surrender a grant in exchange for a new grant under the Plan.

     6.   Option Grants.

          (a) Grant. Each option granted under the Plan shall be evidenced by a stock option agreement, in substantially the same form as attached hereto as Exhibit A. With respect to each option grant, the Administrator shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonqualified Stock Option.

          (b) Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following terms and conditions:

               (i) No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other Incentive Stock Option plan (within the meaning of Section 422 of the Code) of the Company or of any parent or subsidiary corporation of the Company exceeds $100,000. Any portion of an option which exceeds the annual limit shall not be void but rather shall be a Nonqualified Stock Option.

               (ii) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or of any parent or subsidiary corporation of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6
     (b) (iv), of the Shares subject to the option on the date it is granted, and the option by its terms is not exercisable more than five years from the date of grant.

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               (iii)  Subject to paragraphs 6(b) (ii) and 6(e), Incentive
     Stock Options granted under the Plan shall continue in effect for the period fixed by the Administrator, except that no Incentive Stock Option shall be exercisable more than 10 years from the date of grant.

               (iv) The option price per Share shall be determined by the Administrator at the time of grant. Subject to paragraph 6(b) (ii), the option price shall not be less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted. For purposes of the Plan, the fair market value of the Shares shall be determined by the Plan Administrator in good faith.

               (v) The Administrator may at any time without the consent of the optionee convert an Incentive Stock Option into a Nonqualified Stock Option.

          (c) Nonqualified Stock Options. Nonqualified Stock Options shall be subject to the following additional terms and conditions:

               (i) The option price for Nonqualified Stock Options shall be determined by the Administrator at the time of grant and may be any amount that the Administrator shall specify. The option price may not be less than 75 percent of the fair market value of the Shares covered by the Nonqualified Stock Option on the date of grant. The fair market value of the Shares covered by a Nonqualified Stock Option shall be determined pursuant to paragraph 6(b)(iv).

               (ii) Nonqualified Stock Options granted under the Plan shall continue in effect for the period fixed by the Administrator.

          (d) Exercise of Options. Except as provided in paragraph 6(f) or as determined by the Administrator, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any parent or subsidiary corporation of the Company and shall have been so employed or have provided such service continuously since the date such option was granted. With respect to Nonqualified Stock Options, absence on leave or on account of illness or disability under rules established by the Administrator shall not, however, be deemed an interruption of employment for purposes of the Plan. Unless otherwise determined by the Administrator, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. At such time as the officers and directors of the Company become subject to Section 16(b) of the Exchange Act, no option may be exercised by an officer or director of the Company within six months of the date of grant. Except as provided in paragraphs 6(f), 8 and 9, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Administrator, provided that options shall not be exercised for fractional shares.

          (e) Nontransferability. Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided however, that any stock option agreement may provide or be amended to provide that a Nonqualified Stock Option to which it relates is transferable without payment of consideration to immediate family members of the optionee or to trusts or partnerships established exclusively for the benefit of the optionee and the optionee's immediate family members. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such option shall hereupon terminate and become null and void.

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          (f)  Termination of Employment or Service.  Unless otherwise set forth in the optionee's stock option agreement:

               (i) In the event the employment or service of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of death, physical disability, cause or voluntary termination not related to normal retirement, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

               (ii) In the event of the termination of the optionee's employment or service with the Company or a parent or subsidiary corporation of the Company because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

               (iii) In the event of the death of an optionee while employed by or providing services to the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the optionee's state of domicile at the time of death.

               (iv) In the event of termination of the optionee's employment or service with the Company or a parent or subsidiary corporation of the Company for cause (as determined in the sole discretion of the Administrator and defined in the optionee's stock option agreement) or because of voluntary termination not related to normal retirement, the option expires on the date of such termination.

               (v) The Administrator, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Administrator may determine.

               (vi) To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

          (g) Purchase of Shares. Unless the Administrator determines otherwise, Shares may be acquired pursuant to an option only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option, and, if required to comply with the United States Securities Act of 1933, as amended, or state securities laws, the notice shall include a representation that it is the optionee's present intention to acquire the Shares for investment and not with a view to distribution. The certificates representing the Shares shall bear any legends required by the Administrator. Unless the Administrator determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash. Unless the Administrator determines otherwise, all

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payments made to the Company in connection with the exercise of an option must be made by a certified or cashier's bank check or by the transfer of immediately available funds. No Shares shall be issued until full payment therefor has been made. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the optionee by the Company or the parent or subsidiary corporation, including salary, subject to applicable law.

     7.   Additional Provisions.

          (a) The Administrator may include in a stock option agreement relating to benefits under the Plan such additional terms and provisions as the Administrator shall, in its discretion, see fit to include, including, without limitation, restriction on transfer of the Shares or conditions under which the Company shall or may repurchase the Shares.

          (b) Lock-Up Agreement. If a Qualified Public Offering (as defined below) of the common stock of the Company shall be proposed, each recipient of options or Shares, at the request of a managing underwriter of such Qualified Public Offering, enter into any agreement (a "Lock-Up Agreement") proposed by such managing underwriter not to transfer such holder's Shares, any right to acquire any Shares of the Company or any securities exercisable for or convertible into Shares for a period not exceeding six months after the closing date of such Qualified Public Offering. Whether or not a Qualified Public Offering shall have been proposed, the Company may delay, and may instruct its transfer agent to delay, the delivery of any certificate or certificates for Shares until the Company shall have received a written undertaking from the recipient that such recipient will enter into any Lock-Up Agreement as may be requested by a managing underwriter of a proposed Qualified Public Offering.

     A "Qualified Public Offering" is defined as an underwritten public offering of the Company's common stock pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, covering the offer and sale of common stock for cash for the account of the Company to the public.

     8. Changes in Capital Structure. If the shares outstanding common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, share split, combination of shares or dividend payable in shares, the Administrator shall make appropriate adjustments in the number and kind of Shares as to which outstanding options or portions thereof then unexercised, shall be exercisable, so that the participant's proportionate interest before and after the occurrence of the event is maintained, provided that this paragraph 8 shall not apply with respect to transactions referred to in paragraph 9. The Administrator may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Administrator shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Administrator. Any such adjustment made by the Administrator shall be conclusive, and shall bind holders of outstanding options and Shares under the Plan.

     9.   Effect of Reorganization or Liquidation.

          (a)  Cash, Shares or Other Property for Shares.   Except as provided
in paragraph 9(b), upon a merger, consolidation, reorganization, plan of exchange or liquidation involving the Company, as a result of which the shareholders of the Company receive cash, shares or other property in exchange for or in connection with their common stock (any such transaction to be referred to in this paragraph 9 as an "Event"), any option granted hereunder shall terminate. At such time as the officers and directors of the Company become subject to Section 16(b) of the Exchange Act, with respect to an option granted to an officer or director less than six months prior to any Event, such officer or director shall have the right to require the Company to purchase such vested option at a purchase price computed pursuant to paragraph 9(c) during the 30-day period following the expiration of six months following the date of such grant, and this right shall apply even if the option has otherwise terminated pursuant to paragraph 6(f) following such Event.

          (b) Shares for Shares. If the shareholders of the Company receive capital shares of another corporation ("Exchange Shares") in exchange for their shares of common stock in any transaction involving a merger, consolidation, reorganization, or plan of exchange, all options granted hereunder shall be converted into options to purchase Exchange Shares, unless the Administrator, in its sole discretion, determines that any or all such options granted hereunder shall not be converted, but instead shall terminate in accordance with the provisions of paragraph 9(a). The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder to take into account the relative values of the Exchange Shares and the shares of common stock in the transaction.

          (c) Purchase Price. With respect to an option granted to an officer or director who is subject to the provisions of Section 16(b) of the Exchange Act less than six months prior to an Event, the purchase price payable pursuant to paragraph 9(a) shall be computed as follows:

               (i) With respect to a Nonqualified Stock Option, the purchase price shall be the product of (A) the excess, if any, of the higher of (1) the purchase price paid for each Share in the Event, or (2) the highest fair market value of a Share (determined pursuant to paragraph 6(b) (iv)) during the 30-day period ending on the day the Event occurs, over the option price, and (B) the number of Shares covered by the option.

               (ii) With respect to an Incentive Stock Option, the purchase price shall be the product of (A) the excess, if any, of the fair market value of each Share (determined pursuant to paragraph 6(b)(iv)) on the date of exercise over the option price, and (B) the number of Shares covered by the option.

               (iii) No option may be exercised in connection with an Event if the purchase price determined under this paragraph 9(c) is negative.

          (d) The rights set forth in this paragraph 9 shall be transferable only to the extent the related option is transferable.

     10. Corporate Mergers, Acquisitions, Etc. The Administrator may also grant options under the Plan having terms, conditions and provisions that vary from those specified in the Plan; provided that any such grants are granted in substitution for, or in connection with the assumption of, existing options and rights to acquire or purchase shares by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or shares, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.

     11. Amendment of Plan. The Administrator may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6 (b) (v), 8 and 9, however, no change in an option already granted shall be made without the written consent of the holder of such option.

     12. Approvals. The obligations of the Company under the Plan are subject to the approval of regulatory agencies, state and federal authorities or agencies with jurisdiction in the matter. The Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Administrator, be unduly burdensome or require the disclosure of information which would not be in the Company's best interests.

     13. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits; or (ii) confer upon any person engaged by the Company or any parent or subsidiary corporation of the Company any right to be retained or employed by the Company or the parent or subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company or the parent or subsidiary.

     14. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a share certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

    Approved by the Board of Directors of the Company on January 18, 2000.

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                                  EXHIBIT A

                               MICROACCEL, INC.
                          2000 STOCK INCENTIVE PLAN

                            STOCK OPTION AGREEMENT


           THIS AGREEMENT is entered into this ____ day of ____________2000, ("Date of Grant") between MicroAccel, Inc., a Utah corporation (the "Company"), and __________________________ (the "Optionee")

           WHEREAS, the Board of Directors of the Company (the "Board") has approved and adopted the 2000 Stock Incentive Plan, as amended (the "Plan"), pursuant to which the Board or a committee thereof is authorized to grant to employees and other selected persons stock options to purchase shares of common stock of the Company issuable upon the exercise of such stock options (the "Shares");

           WHEREAS, the Plan provides for the granting of stock options that either (i) are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), or (ii) do not qualify under Section 422 of the Code ("Nonqualified Stock Options");

           WHEREAS, the Board has authorized the grant to Optionee of options to purchase a total of ____________________ Shares (the "Options"), which Options are intended to be (select one):

           _____ Incentive Stock Options

           _____ Nonqualified Stock Options;

           WHEREAS, the Company and the Company's subsidiaries, desire to attract and maintain qualified individuals as employees and believe that the ability to grant employees options to purchase common stock in the Company under certain circumstances enhances the value of the option for the employee and more closely aligns the employee's interest with the Company and its subsidiaries;

           NOW, THEREFORE, the Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, Shares. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

           1. Exercise Price. The exercise price of the options shall be $______ per Share on the date of grant.

           2. Limitation on the Number of Shares. If the Options granted hereby are Incentive Stock Options, the number of shares which may be acquired upon exercise thereof is subject to the limitations set forth in Section 6(b) of the Plan.

           3.    Vesting and Exercise Schedule.   The Vesting and Exercise
Schedule shall be determined on an individual basis for each Optionee.

           4. Options not Transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided, however, that if this Option represents a Nonqualified Stock Option, such Option is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and the Optionee's immediate family members. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions thereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

           5. Investment Intent. By accepting the Option, the Optionee represents and agrees that none of the Shares purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations. In addition, the Company may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Company shall reasonably specify, that the Shares are being purchased only for investment and without any then-present intention to sell or distribute such shares.

           6. Termination of Options. Vested Options shall terminate, to the extent not previously exercised, in the amounts and at the times set forth below:

                  (i)  Expiration:  Upon the tenth anniversary of the Date of
                   Grant, the entire Option shall terminate.

                  (ii) Termination:   Upon the termination of the employment
                   or service of the Optionee by the Company or a parent or subsidiary corporation of the Company for any reason other than because of death, physical disability, cause or voluntary termination not related to normal retirement, the entire Option shall terminate, provided that, the Option may be exercised at any time prior to the expiration date of the Option or the expiration of three months [one year for an option granted to an officer, two years for an option granted to a non-employee director] after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

                  (iii) Termination as a Result of Disability: Upon the
                   termination of the Optionee's employment or service with the Company or a parent or subsidiary corporation of the Company because the Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the entire Option shall terminate, provided that, the Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

                  (iv) Death of Optionee:  Upon the death of an Optionee while employed by or providing services to the Company or a parent or subsidiary corporation of the Company, the entire Option shall terminate, provided that, the Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option on the date of death, and only by the person or persons to whom such Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution of the Optionee's state of domicile at the time of death.

                  (v)  Termination for Cause:  Upon the termination of the
                   Optionee's employment or service with the Company or a parent or subsidiary corporation of the Company for cause (as determined in the sole discretion of the Administrator) or because of voluntary termination not related to normal retirement, the entire Option shall terminate.

The Administrator, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the Option, and may increase the portion of an Option that is exercisable, subject to such terms and conditions as the Administrator may determine.

           7. Lock-Up Agreement. If a Qualified Public Offering (as defined below) of common stock of the Company shall be proposed, each Optionee hereby agrees, at the request of a managing underwriter of such Qualified Public Offering, to enter into any agreement (a "Lock-Up Agreement") proposed by such managing underwriter not to transfer such Optionee's Shares for a period not exceeding six months after the closing date of such Qualified Public Offering. Whether or not a Qualified Public Offering shall have been proposed, the Company may delay, and may instruct its transfer agent to delay, the delivery of any certificate or certificates for Shares until the Company shall have received a written undertaking from the recipient that the Optionee will enter into any Lock-Up Agreement as may be requested by a managing underwriter of a proposed Qualified Public Offering.

                  A "Qualified Public Offering" is defined as an underwritten public offering of the Company's common stock pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, covering the offer and sale of common stock for cash for the account of the Company to the public.

           8. Changes in Capital Structure. In the case of any share split, share dividend or like change in the nature of Shares covered by this Agreement, the number of Shares and exercise price shall be proportionately adjusted as set forth in paragraph 10 of the Plan.

           9. Exercise of Option. Except as provided in paragraph 6(f) of the Plan and Section 6 of this Agreement, or as determined by the Administrator, no Option may be exercised unless at the time of such exercise the Optionee is employed by or in the service of the Company or any parent or subsidiary corporation of the Company and shall have been so employed or have provided such service continuously since the date such Option was granted. With respect to Nonqualified Stock Options, absence on leave or on account of illness or disability under rules established by the Administrator shall not, however, be deemed an interruption of employment for purposes of this Agreement. Unless otherwise determined by the Administrator, vesting of Options shall not continue during an absence on leave (including an extended illness) or on account of disability. At such time as the officers and directors of the Company become subject to Section 16(b) of the Exchange Act, no Option may be exercised by an officer or director of the Company within six months of the date of grant. Except as provided in Section 6 of this Agreement and paragraphs 6(e), 8 and 9 of the Plan, Options may be exercised from time to time over the period stated herein in such amounts and at such times as shall be prescribed by the Administrator, provided that Options shall not be exercised for fractional shares.

                 Unless the Administrator determines otherwise, Shares may be acquired pursuant to an Option only upon receipt by the Company of notice in writing from the Optionee of the Optionee's intention to exercise, substantially in the form attached hereto as Exhibit A, specifying the number of Shares as to which the Optionee desires to exercise the Option, and, if required, to comply with the United States Securities Act of 1933, as amended, or state securities laws, the notice shall include a representation that it is the Optionee's present intention to acquire the Shares for investment and not with a view to distribution. The certificates representing the Shares shall bear any legends required by the Administrator and this Agreement. Unless the Administrator determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an Option, the Optionee must have paid the Company the full purchase price of such Shares in cash (including, with the consent of the Administrator, cash that may be the proceeds of a loan from the Company evidenced by a promissory note which may or may not, at the discretion of the Administrator, bear interest and have such other terms as the Administrator shall specify), or, with the consent of the Administrator, in whole or in part, in Shares valued at fair market value, as determined pursuant to paragraph 6 (b) (iv) of the Plan. Unless the Administrator determines otherwise, all payments made to the Company in connection with the exercise of an Option must be made by a certified or cashier's bank check or by the transfer of immediately available funds. No Shares shall be issued until full payment therefor has been made. With the consent of the Administrator, an Optionee may request the Company to apply the fair market value (determined pursuant to paragraph 6(b)(iv) of the Plan) of previously outstanding Shares surrendered by the Optionee or the Shares to be received upon the exercise of a portion of a Option (even though share certificates have not yet been issued) to satisfy the purchase price for Shares issuable upon exercise of the Option. Each Optionee who has exercised an Option shall immediately upon notification of the amount due, if any, pay to the Company in cash (including, with the consent of the Administrator, cash that may be the proceeds of a bonus or of a loan by the Company evidenced by a promissory note which may or may not bear interest and have such other terms as the Administrator shall specify) amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the Optionee by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Administrator, an Optionee may deliver Shares to the Company to satisfy the withholding obligation.

           10. Holding Period for Incentive Stock Options. In order to obtain the tax treatment provided for Incentive Stock Options by Section 422 of the Code, the Shares received upon exercising any Incentive Stock Options received pursuant to this Agreement must be sold, if at all, after a date which is the later of two (2) years from the date this Agreement is entered into or one (1) year from the date upon which the Options are exercised. If the Shares are sold sooner than such date, an amount equal to the lesser of
(i) the difference between the exercise price and the fair value of the Shares on the date of exercise or (ii) the difference between the exercise price and the sale price of the Shares, will be treated as ordinary income under the Code. The Optionee agrees to report sales of such Shares prior to the above determined date to the Company within one (1) business day after such sale is concluded. The Optionee also agrees to pay to the Company, on the date such sale is concluded, the amount necessary for the Company to satisfy its withholding requirement required by the Code in the manner specified in
Section 6(f) of the Plan. Nothing in this Section 10 is intended as a representation that Shares may be sold without registration under state and federal securities laws or an exemption therefrom, or that such registration or exemption will be available at any specified time.

           11. Custody of Stock Certificates. The Company shall retain possession of all stock certificates now,heretofore or hereafter issued for all Shares. The Optionee shall at all times turn over to the Secretary any stock certificates representing the Shares issued or standing in Optionee's name or which Optionee may own or possess. The Optionee hereby constitutes and appoints the President or Secretary of the Company as his or her attorney-in-fact to hold, accept and deliver his or her stock certificates as required by the terms of this Agreement.

           12. Subject to 2000 Stock Incentive Plan. The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Company

           13. Professional Advice. The acceptance of the Options and the sale of Shares issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the Shares. Without limiting other matters to be considered, the Optionee should consider whether upon the exercise of Options, the Optionee will file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code.

           14. No Employment Relationship. Nothing in the Plan or this Agreement shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits; or (ii) confer upon any person engaged by the Company or any parent or subsidiary corporation of the Company any right to be retained or employed by the Company or the parent or subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company or the parent or subsidiary.

           15. Entire Agreement. This Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

           16. Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

           The Company:  MicroAccel, Inc.
                         9594 First Avenue NE, #545
                         Seattle, WA  98115-2012


           The Optionee: ____________________________
                         ____________________________
                         ____________________________


MICROACCEL, INC.                                       OPTIONEE:




     /s/ Barry Russell                     /s/ Suzanne L. Wood
By:  ---------------------------           ----------------------------
Its: Secretary/Treasurer, Director         Signature
     -----------------------------

MICROACCEL, INC.                                       OPTIONEE:




     /s/ Suzanne L. Wood                   /s/ Barry D. Russell
By:  ---------------------------           ----------------------------
Its: President & Director                  Signature
     -----------------------------

                                  EXHIBIT A


                       Notice of Election to Exercise

           This Notice of Election to Exercise shall constitute proper notice pursuant to Section 6(g) of the MicroAccel, Inc. 2000 Stock Incentive Plan (the "Plan") and Section 9 of that certain Stock Option Agreement (the "Agreement") dated as of the ____ day of _____________, ________ between MicroAccel, Inc. (the "Company") and the undersigned.

           The undersigned hereby elects to exercise Optionee's option to purchase _______________ shares of the common stock of the Company (the "Shares") at a purchase price of $_______ per share, for aggregate consideration of $________________, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 9 of the Agreement, accompanies this notice.

           The undersigned hereby represents that the undersigned is purchasing the shares only for investment purposes and not with a present intent to sell or distribute the shares.

           The undersigned has executed this Notice this ____ day of ____________, ________.


                     /S/
                     ---------------------------------
                     Signature

                     __________________________________
                     Name (typed or printed)

                     [LETTERHEAD OF SUZANNE L. WOOD]

June 28, 2000

Branden T. Burningham
455 East Fifth South
Suite 205
Salt Lake City, Utah 84111

Attention: Branden T. Burningham
--------------------------------

Dear Branden:

                          Re: MicroAccel, Inc. (the "Company")

Further to your letter of June 27, 2000, I confirm that in acting as the President and Director of MicroAccel, Inc., they types of services rendered to the Company by me do not relate to the prohibitions contained in the Form S8 summary as you had provided.

I further confirm that it is not necessary to provide me with copies of the Company's 10-KSB Annual Report for the year ended December 31, 1999 or any of the 10-QSB Quarterly Reports mentioned.

Please do not hesitate to contact the undersigned if anything further is required. Thank you.

Yours truly,

/s/ Suzanne L. Wood

Suzanne L. Wood

SLW:ch

June 28, 2000

Branden T. Burningham
455 East Fifth South
Suite 205
Salt Lake City
Utah 84111

Attention: Branden Burningham
-----------------------------

Dear Sir:

The services I render to MicroAccel, Inc., in acting as the Company's Secretary/Treasurer and Director, do not relate to the prohibitions contained in the Form S8 Summary you provided for my review. These prohibitions do no relate to either me or to the services so rendered to the Company.

Sincerely,

/s/ Barry D. Russell

Barry D. Russell